Exhibit 10.22

Deferred Compensation Plan for Executives
of Midland States Bancorp, Inc.
(Effective November 8, 2018)

Recitals

The purpose of the Deferred Compensation Plan For Executives of Midland States Bancorp, Inc., effective November 8, 2018 (the “Plan”) is to enable selected key Executives of Midland States Bancorp, Inc. (the “Company”), Midland States Bank, a wholly-owned subsidiary of the Company (the “Bank”), and members of their Controlled Group, to elect to defer all or a portion of the cash compensation payable on account of service as a key Executive. The Plan is intended as a means of maximizing the effectiveness and flexibility of the compensation arrangements to selected key Executives, and as an aid in attracting and retaining individuals of outstanding abilities and specialized skills for service. All obligations under the Plan will be solely borne by the Company, the Bank or the Controlled Group member that employs the key Executive. It is the intent of the Company that the Plan complies in its entirety with the provisions of Code Section 409A and the Treasury Regulations and guidance promulgated thereunder.

The Plan was originally adopted by the Company as the Deferred Compensation Plan for Directors and Executive of Midland States Bancorp, Inc. on December 31, 2001 (the “Original Plan”) and was subsequently amended and restated from time to time. The Plan, as described herein, is effective as of November 8, 2018 (the “Effective Date”). As of the Effective Date, the Original Plan was split into two plans, one for key Executives and the other for non-employee directors of the Company, the Bank and members of their Controlled Group. The Plan, as described herein, is intended to amend and continue the Original Plan with respect to Eligible Executives.

SECTION 1 Definitions
1.1 “Account” means any of the accounts or subaccounts established for each Participant pursuant to Section 5.1.

1.2 “Annual Bonus” shall mean compensation the amount of which, or the entitlement to which, is contingent on the satisfaction of preestablished organizational or individual performance criteria relating to a performance period of at least twelve (12) consecutive months (all as described in Treasury Regulations Section 1.409A-1(e)).

1.3 “Beneficiary” shall mean the person(s) Participant has designated in writing to the Committee to receive benefits under this Plan in the event of the Participant’s death. If the Participant has not specifically designated any Beneficiary for purposes of the Plan, then the Beneficiary shall be the Participant’s estate. In the case of the death of the Beneficiary before completion of payments under the Plan to the Beneficiary, then the Beneficiary’s estate shall become entitled to any remaining payments.

1.4 “Board” means the Board of Directors of the Company.
1.5 “Change of Control” shall mean the first to occur of the following:

A. Any Person (as defined in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of securities representing fifty percent (50%) or more of

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the total voting power represented by the Company’s then outstanding Voting Stock;

B. During any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

C. Consummation of: (i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a complete liquidation of the Company or the Bank or an agreement for the sale or disposition by the Company of all or substantially all the Company’s or the Bank’s assets.

However, in no event shall a Change of Control be deemed to have occurred, with respect to the Participant if the Participant is part of a purchasing group which consummates the Change of Control transaction. The Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchase company or group (except for (i) passive ownership of less than two percent (2%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change of Control by a majority of the continuing Directors).

In the event that any amount under the Plan constitutes deferred compensation (as defined under Code Section 409A), and the settlement of, or distribution of such amount is to be triggered by a Change of Control, then such settlement or distribution shall be subject to the event constituting the Change of Control also constituting a “change in the ownership” or “change in the effective control” of the Company, as permitted under Code Section 409A.

1.6 “Code” shall mean the Internal Revenue Code of 1986, as amended.
1.7 “Committee” shall mean the Compensation Committee of the Board or any other committee of the Board as may be designated from time to time by the Board, or any designee of either.

1.8 “Controlled Group” shall mean any and all entities which share common ownership with the Company resulting in a “parent-subsidiary controlled group,” as that term is defined by Code Section 1563(a)(1), or “brother-sister controlled group,” as that term is defined by Code Section 1563(a)(2), or any “combined group,” as that term is defined by Code Section 1563(a)(3).

1.9 “Deferred Compensation” shall mean Salary and Annual Bonus that is the subject of an elective deferral under Section 4.1 of the Plan.

1.10 “Deferred Compensation Account” shall mean the bookkeeping account established for a Participant under the Plan to which Deferred Compensation with respect to such Participant is credited from time to time, as provided in Section 5.3 of the Plan.

1.11 “Director” shall mean any person duly elected or appointed and serving as a director of the Company, the Bank or any other member of the Controlled Group and who is not a current employee of the Company, the Bank or any other member of the Controlled Group and has not been an employee of the Company, the Bank or any other member of the Controlled Group for at least one year.

1.12 “Disability” shall mean with respect to a Participant, that the Participant: (A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (B) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees or directors of such Participant’s employer, as determined in accordance with Code Section 409A(a)(2)(C) and the Treasury Regulations thereunder.

1.13 “Distributable Amount” of a Participant’s Accounts with respect to a Plan Year shall mean the sum of the Deferred Compensation and earnings, if any, thereon credited to a Participant’s Deferred Compensation Account, or any other accounts or subaccounts, with respect to such Plan Year.

1.14 “Election Form” shall mean the form (as set forth in EXHIBITS B-1 and B-2 to the Plan) which Participants use to defer Salary and Annual Bonus and to elect distribution options.

1.15 “Election Period” with respect to a Plan Year shall mean the period designated by the Committee; provided, however, that such period shall be no less than ten (10) business days. The Election Period with respect to a Plan Year shall end not later than the last day of the prior Plan Year; provided, however, that, in the case of a Participant who first becomes eligible to participate in the Plan during a Plan Year, the Election Period may be the thirty (30) day period commencing on the date such Participant first becomes eligible to participate in accordance with Code Section 409A(a)(4)(B)(ii) and the Treasury Regulations thereunder; provided further, that, with respect to Annual Bonus being deferred in accordance with the requirements of Treasury Regulations Section 1.409A-1(e), the Election Period may extend until a date on or before the date that is six (6) months before the end of the “performance period” (as described in Treasury Regulations Section 1.409A-1(e)).

1.16 “Eligible Executive” shall mean any Executive who is selected by the Committee to participate in the Plan, including any Executive who is also an Inside Director.
1.17 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
1.18 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.19 “Executive” shall mean any officer or other employee of the Company, the Bank or any other member of the Controlled Group whom the Committee, in its sole discretion, determines is a member of a select group of management or highly compensated employees.

1.20 “Fair Market Value” means, on any date, the officially-quoted closing selling price of the shares on such date on the principal national securities exchange on which the shares are listed or admitted to trading (including the New York Stock Exchange, Nasdaq Stock Market, Inc. or such other market or exchange in which such prices are regularly quoted) or, if there have been no sales with respect to the shares on such date, or if the shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and in accordance with Code Sections 422 and 409A.

1.21 “Inside Director” shall mean a Director of the Company, the Bank or any other member of the Controlled Group who is an employee of the Company, the Bank or any other member of the Controlled Group.

1.22 “Measurement Fund” shall mean one or more of the investment funds selected by the Committee.

1.23 “Participant” shall mean an Eligible Executive who has been selected by the Committee to participate in the Plan, and who has elected to participate in the Plan.
1.24 “Participation Certificate” shall mean that agreement (as set forth in Exhibit A to the Plan) entered into by a Participant and the Company prior to participation in the Plan.

1.25 “Payment Date” shall mean, unless otherwise designated by the Participant on his or her Election Form, the last day of the calendar month following the date of the Participant’s Separation from Service.

1.26 “Plan Year” shall mean the twelve (12) consecutive month period beginning on each January 1 and ending on each December 31.

1.27 “Salary” shall mean the regular annual base compensation paid by the Company, the Bank or any other member of the Controlled Group to an Eligible Executive (without regard to any reduction thereof pursuant to the Plan, but net of any reduction for applicable taxes and other benefits elected by such Eligible Executive including, but not limited to, those provided under a 401(k) plan or Code Section 125 flexible benefits plan maintained by the Company, the Bank or any other member of the Controlled Group), exclusive of Annual Bonus and any other incentive payments made by the Company, the Bank or any other member of the Controlled Group to such Eligible Executive.

1.28 “Securities Act” shall mean the Securities Act of 1933, as amended.
1.29 “Separation from Service” shall mean a Participant’s termination of employment, if such termination is a “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i).
1.30 “Specified Employee” shall have the meaning set forth in Code Section 409A(a)(2)(B)(i) and Treasury Regulation Section 1.409A-1(i).
1.31 “Treasury Regulations” shall mean the regulations promulgated by the U.S. Department of Treasury under Chapter 26 of the U.S. Code of Federal Regulations or any successor thereto.

1.32 “Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from: (A) an illness or accident of the Participant, or the Participant’s spouse, Beneficiary, or dependent (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)); (B) loss of the Participant’s property due to casualty; or (C) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control, as determined by the Committee, in its sole discretion, based on the relevant facts and circumstances and as provided for in Treasury Regulations §1.409A-3(i)(3) or any successor provision.

1.33 “Voting Stock” shall mean that class (or classes) of common stock entitled to vote in the election of the Company’s directors.
SECTION 2 Eligibility and Participation
2.1 Eligibility. Individuals eligible to participate in the Plan shall consist of Eligible Executives.

2.2 Participation. Participation in the Plan by Eligible Executives shall be determined by the Committee, in its sole discretion, and shall be subject to the terms and conditions of the Plan, the Election Form(s) and the Participation Certificate. All Participants in the Plan shall, prior to participation, execute a

Participation Certificate. Upon becoming a Participant in the Plan, a Participant shall continue to participate in the Plan until such time as (A) the Participant ceases to be an Eligible Executive, or (B) the Committee takes action to terminate the Eligible Executive’s right to continued participation in the Plan.

SECTION 3 Administration

3.1 General Powers of Administration. The Plan shall be administered by the Committee. The Committee is authorized to construe and interpret the Plan and promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee, in its sole discretion, shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe. The Committee’s determinations with respect to Eligible Executives under the Plan need not be uniform and may be made selectively among Eligible Executives whether or not such Eligible Executives are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming any Plan benefits under or through any Participants.

3.2 Indemnification. The Company will indemnify and hold harmless the Committee, any Director or any employee charged with duties associated with the Plan against any cost or expense (including, without limitation, attorneys’ fees) or liability (including, without limitation, any sum paid with the approval of the Company in settlement of a claim) arising out of any act or omission to act, except in the case of willful gross misconduct or gross negligence.

SECTION 4 Deferral Contributions
4.1 Deferred Compensation. Participants may defer all or a portion of their Salary and Annual Bonus earned during any Plan Year, in accordance with the following provisions.
A. Deferral Election. To defer Salary or Annual Bonus during any particular Plan Year, during the Election Period, Participants must complete, execute and file with the Committee an Election Form.
B. Content of Deferral Elections. The following shall apply to all deferral elections:

(i) All deferral elections shall contain a statement that the Participant elects to defer all or a portion of such Participant’s Salary and Annual Bonus, as the case may be, for a specified Plan Year or performance period, that are earned and become payable to the Participant after the filing of such deferral election;

(ii) Except for the provisions of subsection (iii) below, any deferral election shall apply only to the Salary and Annual Bonus, as the case may be, that is attributable to the Participant’s services rendered to the Company during the Plan Year or performance period for which such election is made (whether or not such compensation is actually paid and received in such Plan Year or performance period),  provided that, once a Participant has timely filed an Election Form in accordance with the Plan, such Election Form shall be effective for future Plan Years until modified or cancelled by the Participant in accordance with the Plan;

(iii) If a Participant has previously deferred Annual Bonus and fails to complete and return a Form on or before the date that is six (6) months before the end of the then-current “performance period” (as described in Treasury Regulations Section 1.409A-1(e)), then the deferral election with respect to Annual Bonus made by the Participant on the most recently filed Election Form shall be considered effective for such current performance period; and,

(iv) A Participant may cancel a deferral election for any Plan Year by filing with the Committee written notice of such cancellation prior to January 1 of the Plan Year in which such cancellation is to become effective, whereupon a Participant shall not be entitled to participate in the Plan for such Plan Year. A Participant may cancel a deferral election for any performance period by filing with the Committee written notice of such cancellation on or before the date that is six (6) months before the end of the then-current “performance period” (as described in Treasury Regulations Section 1.409A-1(e)), whereupon a Participant shall not be entitled to participate in the Plan for such performance period. Such a Participant may, however, participate with respect to future Plan Years or performance periods, as the case may be, by filing a new Election Form in accordance with the Plan.

SECTION 5 Plan Accounts

5.1 Establishment of Plan Accounts. The Company shall establish on behalf of each Participant a Deferred Compensation Account and such other accounts and subaccounts as the Committee, in its sole discretion, shall determine from time to time.

5.2 Election of Measurement Funds in Deferred Compensation Account. In the manner designated by the Committee, Participants may elect one or more Measurement Funds to be used to determine the additional amounts to be credited to their Deferred Compensation Account. The Committee shall select from time to time, in the Committee’s sole discretion, the Measurement Funds to be available under the Plan. Notwithstanding any other provision of the Plan to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his Deferred Compensation Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Deferred Compensation Account shall not be considered or construed in any manner as an actual investment of his Deferred Compensation Account in any such Measurement Fund. In the event that the Company, in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Deferred Compensation Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company. The Participant shall at all times remain an unsecured creditor of the Company.

A. Investment Elections. Participants may designate how their Deferred Compensation Account, if any, shall be deemed to be invested under the Plan.
(i) Such Participants may make separate investment elections for their future deferrals, and the existing balances of their Deferred Compensation Account.
(ii) Such Participants may make and change their investment elections by choosing from the Measurement Funds designated by the Committee in accordance with the procedures established by the Committee.

(iii) Except as otherwise designated by the Committee, the available Measurement Funds under Section 5.2 above shall generally be the same as, or similar to, investment funds under the Midland States Bank 401(k) Profit Sharing Plan (excluding any brokerage account option).

(iv) If a Participant fails to elect a Measurement Fund under this Section, he or she shall be deemed to have elected the Qualified Default Investment Alternative (or other default investment alternative) specified from time-to-time in the Midland States Bank 401(k) Profit Sharing Plan for his Deferred Compensation Account.

B. Continuing Investment Elections. Participants who have had a Separation from Service but not yet commenced distributions under the Plan or Participants who are receiving installment payments may continue to make investment elections pursuant to subsection A above, as applicable, except as otherwise determined by the Committee;  provided, however, if the Participant’s Separation from Service is for cause, as determined pursuant to a Participant’s employment agreement or otherwise by the Committee in its sole discretion, no earnings shall accrue to such Participant’s Deferred Compensation Account for any period of time following the Participant’s Separation from Service.

5.3 Credit to Deferred Compensation Account. A Deferred Compensation Account shall be created for each Participant, to which all Deferred Compensation shall be credited.

A. Initial Credit to Deferred Compensation Account. Each Participant’s Deferred Compensation Account shall be credited no less frequently than the first business day of each calendar quarter with an amount equal to the sum of the Deferred Compensation deferred by the Participant during the preceding calendar quarter in accordance with Section 4.1 of the Plan.

B. Earnings Credit to Account.  Each Deferred Compensation Account shall be divided into separate investment fund subaccounts, each of which corresponds to a Measurement Fund elected by the Participant. The performance of each elected Measurement Fund (either positive or negative) shall be determined by the Committee, based on the performance of the Measurement Funds themselves. A Participant’s Deferred Compensation Account shall be credited or debited on each December 31st, or more frequently as determined by the Committee, based on the performance of each Measurement Fund selected by the Participant, as though (a) a Participant’s Deferred Compensation Account and the underlying separate investment fund subaccounts were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such period, as of the close of business on the first business day of such period, at the closing price on such date, (b) the portion of the Participant’s Deferred Compensation that was actually deferred during any period were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such period, no later than the close of business on the first business day after the day on which such amounts are actually deferred, at the closing price on such date, and (c) any withdrawal or distribution made to a Participant that decreases such Participant’s Deferred Compensation Account ceased being invested in the Measurement Fund(s), in the percentages applicable to such period, no earlier than one business day prior to the distribution, at the closing price on such date. The Committee shall establish and maintain, with respect to a Participant’s Deferred Compensation Account, an additional subaccount with respect to each Plan Year, to which shall be credited the amount equal to the portion of the Participant’s Deferred Compensation for such Plan Year, debited by amounts equal to distributions to and withdrawals made by the Participant and adjusted for investment earnings and losses as described herein.

SECTION 6

Vesting of Plan Accounts

Subject to Section 10.12 below, a Participant’s Accounts shall vest in accordance with the following:

6.1 Deferred Compensation Account. A Participant’s Deferred Compensation Account shall at all times be 100% vested.

6.2 Other Accounts and Subaccounts.  Any other accounts or subaccounts established by the Committee from time to time shall vest in accordance with the terms and conditions established by the Committee.

SECTION 7 Payment to Participants

7.1 General Rule. Unless otherwise determined by the Committee in its sole discretion, each Participant shall make a separate distribution election with respect to each Plan Year for which such Participant elects to defer Salary or Annual Bonus. A Participant’s distribution election with respect to a Plan Year shall apply to his or her Deferred Compensation Account as well as each account or subaccount in the Deferred Compensation Account. A Participant’s Election Form with respect to a Plan Year shall specify the Payment Date and the form of distribution of his or her Distributable Amount with respect to such Plan Year. Any distribution to a Participant pursuant to the Plan shall be made or commence on such Participant’s Payment Date.

The limitations under this subsection shall be applied in accordance with Code Section 409A(a)(4)(C) and the Treasury Regulations thereunder.

A. Normal Form.  Except as provided in paragraph B below, a Participant’s Distributable Amount with respect to each Plan Year shall be paid to the Participant in a single lump sum in cash on the Participant’s Payment Date.

B. Optional Forms. Instead of receiving his or her Distributable Amount with respect to each Plan Year in the form of a single lump sum, the Participant may elect an optional form of payment (on the Election Form) at the time of the Participant’s deferral election for such Plan Year. The Participant may elect on his or her timely executed and filed Election Form to receive the Distributable Amount in equal monthly installments over a period of two (2) to fifteen (15) years beginning on the Participant’s Payment Date. The payment of such Participant’s Distributable Amount with respect to each Plan Year shall be made or commence on such Participant’s Payment Date.

All installment payments made under the Plan shall be determined in accordance with the annual fractional payment method, calculated as follows: the balance of the Participant’s Accounts with respect to a Plan Year shall be calculated as of the date of distribution. The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due to the Participant. By way of example, if the Participant elects 10 annual installments for the distribution of his or her Accounts with respect to a Plan Year, the first payment shall be 1/10 of the balance of such Accounts calculated as described in this paragraph. The following year, the payment shall be 1/9 of the balance of the Participant’s Accounts, calculated as described in this paragraph. The final distribution shall be based on 100% of the balance of the Participant’s Accounts as of the date of distribution.

The amount of each monthly installment shall then be determined by further dividing the annual installment with respect to any particular year by 12 to arrive at the amount of each monthly installment. Each monthly installment shall be paid on the last business day of the applicable month. The Committee may, in its sole discretion, adjust an elected distribution schedule in an effort to avoid any potential violation of Code Section 409A.

7.2 Death Before Payment of Benefits.  If a Participant dies before the balance of the Participant’s Accounts has been paid to the Participant, any remaining payments will be made to the Participant’s Beneficiary in the same form and manner as they would have been made to the Participant under the provisions of Section 7.1 above.

7.3 Distributions in Cases of Hardship. Notwithstanding the provisions of Section 7.1 above, the Committee may, in its sole discretion, choose to permit a Participant to withdraw amounts from his or her vested Accounts upon a showing by such Participant that an Unforeseeable Emergency has occurred. Such distribution shall be limited to the amount shown to be necessary to meet the Unforeseeable Emergency, and no more than one withdrawal will be permitted from a Participant’s Accounts during any Plan Year.

Any amounts distributed to a Participant pursuant to an Unforeseeable Emergency shall be considered to be taxable compensation to the Participant in the Plan Year of withdrawal.

7.4 Prohibition on Acceleration of Distributions. Subject to Section 7.5 below, the time or schedule of payment of any withdrawal or distribution under the Plan shall not be subject to acceleration, except as provided under Treasury Regulations promulgated in accordance with Code Section 409A.

7.5 Re-deferrals and Changing the Form of Payment. In accordance with procedures established from time-to-time by the Committee in its sole discretion, the Participant may make an election to re-defer all or a portion of the amounts in his or her Deferred Compensation Account until a later distribution date or to change the form of a payment (a “Re-deferral Election”); provided that, the following requirements are met:

A. The Re-deferral Election is made at least twelve (12) months before the original distribution date;
B. The distribution date for the re-deferred amounts is at least five (5) years later than the original distribution date; and
C. The Re-deferral Election will not take effect for at least twelve (12) months after the Re-deferral Election is made.

7.6 Limited Cashouts.  Notwithstanding any provision of the Plan or any Participant election to the contrary, the Committee may accelerate payment of a Participant’s  Account(s) to the extent that (i) the aggregate amount of the Participant’s  Account(s) does not exceed the applicable dollar amount under Code Section 402(g)(1)(B), (ii) the payment results in the termination of the Participant’s entire interest in the Plan and any plans that are aggregated with the Plan pursuant to Treas. Reg. Section 1.409A-1(c)(2), and (iii) the Committee’s decision to cash out the Participant’s  Account(s) is evidenced in writing no later than the date of payment.

7.7 Specified Employee.  Notwithstanding anything in the Plan to the contrary, if a Participant is a Specified Employee as of the date of his or her Separation from Service, then no distribution of such Participant’s Account shall be made upon the Participant’s Separation from Service until the first payroll date of the seventh month following the Participant’s Separation from Service (or, if earlier, upon the date of the Participant’s death) (the “Specified Employee Payment Date”). Any payments to which a Specified

Employee otherwise would have been entitled under the Plan during the period between the Participant’s Separation from Service and the Specified Employee Payment date shall be accumulated and paid in a lump sum payment on the Specified Employee Payment Date.

SECTION 8 Participant Statements

8.1 Annual Participant Statements. Within a reasonable period of time following the end of each Plan Year, each Participant shall be provided with a statement showing the balances (vested and nonvested) in the Participant’s Deferred Compensation  Account.

8.2 Termination of Participant’s Employment. Within 30 days following the date of the Participant’s termination of employment (for any reason), the Participant shall be provided with a statement showing the vested balances of his or her Deferred Compensation Account as of the date of such Separation from Service.

SECTION 9 Amendment or Termination of Plan

Any amendment to this Plan shall be made pursuant to a duly adopted resolution of the Board; provided, however, that if such amendment directly or indirectly affects the benefits payable under the Plan, such amendment must be mutually agreed to in writing by a Participant (or, in the event that such Participant is deceased at the date of amendment, the Beneficiary). Notwithstanding the foregoing, at the time of a Change of Control, the Board may unilaterally terminate and distribute all Accounts in accordance with Code Section 409A.

SECTION 10 General Provisions

10.1 Participant’s Rights Unfunded. The Plan at all times shall be unfunded as defined under provisions of the Code. The right of any Participant or Beneficiary to receive a distribution hereunder shall be an uninsured claim against the general assets of the Company in the event of the Company’s insolvency or bankruptcy. The Company may implement a form of trust arrangement (known generally as a “rabbi trust”) to hold the Company assets which will be used to make payments to the Participant (or any Beneficiary) under the terms of the Plan. Such trust arrangement will not be a “funded” arrangement under the provisions of the Code.

10.2 Independence of Other Benefit Arrangements. Participation in the Plan shall in no way restrict or otherwise impact Participant’s participation in any other welfare benefit plan, employment or other contract, deferred compensation arrangement, equity participation plan or any other form of retirement benefit arrangement sponsored by the Company.

10.3 No Secured Guarantee of Benefits. In the event of the insolvency or bankruptcy of the Company, Participant shall remain a general creditor of the Company with respect to any benefits payable under the Plan, and nothing contained in the Plan shall constitute a secured guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder in the event of the Company’s insolvency or bankruptcy.

10.4 No Enlargement of Rights. No Participant shall have any right to receive a distribution of any benefits under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company or any other member of the Controlled Group, whether as an employee, officer or director.

10.5 Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

10.6 Applicable Law. The Plan shall be construed and administered under the laws of the State of Illinois.

10.7 Severability. In the event that any of the provisions of the Plan are held to be inoperative or invalid by any court of competent jurisdiction, then: (i) insofar as is reasonable, effect will be given to the intent manifested in the provision held invalid or inoperative; and (ii) the validity and enforceability of the remaining provisions of the Plan will not be affected thereby.

10.8 Incapacity of Recipient. If any person entitled to a distribution under the Plan is deemed by the Committee to be incapable (physically or mentally) of personally receiving and giving a valid receipt for any payment pursuant to the Plan, then, unless and until claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing towards or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan with respect to such payment.

10.9 Successors. The terms and conditions of the Plan will be binding on the Company’s and Participant’s successors, heirs and assigns.

10.10 Unclaimed Benefits. Participant shall keep the Company informed of his or her current address and the current address of his or her Beneficiary. The Company shall not be obligated to search for the whereabouts of any person. If the location of any Participant is not made known to the Company within a one (1) year period after the date on which payment is to be made under the provisions of Section 7.1, then payment may be made by the Company to the Beneficiary instead. If, within one (1) additional year after such initial one (1) year period, the Company is unable to locate any designated Beneficiary of the Participant, then the Company shall use its reasonable best efforts to distribute all unclaimed benefits to the estate or other representative of the Participant.

10.11 Limitations on Liability. Participant and any other person claiming benefits under the Plan shall be entitled under this Plan only to those payments provided in accordance with the provisions of the Plan (“Payment Claims”). With the exception of the provisions of Section 10.13 of the Plan, neither the Company, the Company Successor nor any individual acting as an employee or agent of the Company or the Company Successor, shall be liable to Participant or any other person for any other claim, loss, liability or expense under this Plan not directly related to a Payment Claim.

10.12 Forfeiture of Benefits. Notwithstanding any other provision of the Plan, should Participant engage in theft, fraud or embezzlement causing significant property damage to the Company, then any benefits payable to such Participant under the Plan will automatically be forfeited. The determination of theft or embezzlement will be made by the Board in good faith, but such determination does not require an actual criminal indictment or conviction prior to or after such decision. In any determination of forfeiture pursuant to this Section 10.12, the Participant will be given the opportunity to refute any such decision by the Board, but the Board’s decision on the matter will be considered final and binding on Participant and all other parties.

10.13 Payment of Attorneys’ Fees, Court Costs, and Interest on Loss of Benefits. Should either the Company or the Company Successor or a Participant bring an action at law (or through arbitration) in order that the Plan’s terms be enforced, then the party prevailing in the action at law (or through arbitration) shall be entitled to reimbursement from the losing party for reasonable attorneys’ fees, court costs and other similar amounts expended in the enforcement of the terms of the Plan. In addition, should the prevailing party be the Participant, he or she shall also be entitled to interest on any delayed payments, with such interest computed in accordance with Section 5.3 above.

10.14 Withholding. There shall be deducted from all payments under the Plan the amount of any taxes required to be withheld by any federal, state or local government. The Participants, any Beneficiaries and personal representatives shall bear any and all federal, foreign, state, and local, income or other taxes imposed on amounts paid under the Plan.

10.15 Participants Bound By Terms of the Plan. Each Participant shall be deemed conclusively to have accepted and consented to all terms of the Plan and all actions or decisions made by the Company with regard to the Plan. Such terms and consent shall also apply to and be binding upon any Beneficiaries, personal representatives and successors of each Participant. Each Participant shall receive a copy of the Plan.

10.16 Code Section 409A. The Company intends that the Plan comply with the requirements of Code Section 409A and shall be operated and interpreted consistent with that intent. Notwithstanding the foregoing, the Company makes no representation that the Plan complies with Code Section 409A and shall have no liability to any Participant for any failure to comply with Code Section 409A. The Plan shall constitute an “account balance plan” as defined in Treasury Regulation Section 31.3121(v)(2)-1(c)(1)(ii)(A). For purposes of Code Section 409A, all amounts deferred under this Plan shall be aggregated with amounts deferred under other account balance plans.

SECTION 11 Claims Procedures

11.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred-eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

11.2 Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days; provided that claims based on Disability shall be considered within forty-five (45) days, unless, within such time, the Committee notifies the Claimant in writing that an extension is required pursuant to Labor Regulation 2560.503-1 (up to ninety (90) days for non-Disability claims and thirty (30) days for Disability claims). Once a decision is made, the Committee shall notify the Claimant in writing:

A. That the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

B. That the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to the understood by the Claimant:

(i) the specific reason(s) for the denial of the claim, or any part of it;
(ii) the specific reference(s) to pertinent provisions of the Plan upon which such denial was based;
(iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv) an explanation of the claim review procedure set forth in Section 11.3 below, including the Claimant’s right to bring a civil action under ERISA Section 502(a) as described in Section 11.5 below.

11.3 Review of a Denied Claim. Within sixty (60) days (one hundred-eighty (180) days for a claim based on Disability) after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s’ duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):

A. may review pertinent documents;
B. may submit written comments or other documents; and/or
C. may request a hearing, which the Committee, in its sole discretion, may grant.

11.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than sixty (60) days (forty-five (45) days for a claim based on Disability) after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee’s decision must be rendered within one hundred-twenty (120) days after such date; provided that this period shall include up to one (1) forty‑five (45)-day extension for claims based on Disability. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

A. specific reasons for the decision;
B. specific reference(s) to the pertinent Plan provisions upon which the decision was based; and
C. such other matters as the Committee deems relevant.

11.5 Legal Action. A Claimant’s compliance with the foregoing provisions of this Section 11 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

EXHIBIT A

Deferred Compensation Plan for Executives
of Midland States Bancorp, Inc.
(Effective November 8, 2018)

PARTICIPATION CERTIFICATE

THIS PARTICIPATION CERTIFICATE certifies that the Compensation Committee of the Board of Directors of Midland States Bancorp, Inc. has selected (“Participant”) as a Participant in the Deferred Compensation Plan For Executives of Midland States Bancorp, Inc., effective November 8, 2018 (the “Plan”), with all of the rights and privileges appurtenant thereto.

By signing this Certificate in the space provided below, Participant acknowledges having received a copy of the Plan and having read and reviewed the terms and provisions thereof.

Dated as of the _______ day of , 20___.

MIDLAND STATES BANCORP, INC.

By:

Title:

Received by Participant the ___ day of ______________, 20___.

_______________________________________________
[Name of Participant]

_______________________________________________
Address

_______________________________________________
City, State and Zip Code

EXHIBIT B-1

Deferred Compensation Plan for Executives
of Midland States Bancorp, Inc.
(Effective November 8, 2018)

DEFERRED COMPENSATION ELECTION FORM

Pursuant to the Deferred Compensation Plan For Executives of Midland States Bancorp, Inc., effective November 8, 2018 (the “Plan”), a copy of which I have in my possession and have read, I hereby elect the following actions in conjunction with my employment with Midland States Bancorp, Inc. or one of its subsidiaries. Unless the context clearly requires otherwise, capitalized terms herein shall have the same meanings as ascribed to them under the Plan.

•	Deferrals:
☐	Salary otherwise payable to me for the 20____ Plan Year in the aggregate amount of ◻ all, or ◻ $_____________, or ◻ _____________% thereof, and/or
•	Timing of Distributions (Participant Payment Date) (select one):
☐	Date Certain Election: For all deferrals for the 20____ Plan Year, I elect payment on the last day of ________ (month) ________ (year), or
☐	Separation from Service: For all deferrals for the 20____ Plan Year, I elect payment only upon a Separation from Service, or
☐	I elect payment on earlier of the last day of _______ (month) ________ (year) or upon a Separation from Service.
•	Method of Distribution (select one):
☐	Monthly installments over _______ years (minimum of 2, maximum of 15).
☐	Lump-sum.

The elections specified above (if any) will continue in effect for future years until revoked.

Date:

Signature

Print Name

EXHIBIT B-2

Deferred Compensation Plan for Executives
of Midland States Bancorp, Inc.
(Effective November 8, 2018)

DEFERRED COMPENSATION ELECTION FORM

Pursuant to the Deferred Compensation Plan For Executives of Midland States Bancorp, Inc., effective November 8, 2018 (the “Plan”), a copy of which I have in my possession and have read, I hereby elect the following actions in conjunction with my employment with Midland States Bancorp, Inc. or one of its subsidiaries. Unless the context clearly requires otherwise, capitalized terms herein shall have the same meanings as ascribed to them under the Plan.

•	Deferrals:
☐	Annual Bonus otherwise earned by me during the ____ annual performance period in the aggregate amount of ◻ all, or ◻ $_____________, or ◻ _____________% thereof.

The elective deferral made pursuant to this Form is with respect to Annual Bonus only. “Annual Bonus” is, generally, compensation the amount of which, or the entitlement to which, is contingent on the satisfaction of preestablished organizational or individual performance criteria relating to a performance period of at least twelve (12) consecutive months (all as described in Treasury Regulations Section 1.409A-1(e)).

•	Timing of Distributions (Participant Payment Date) (select one):
☐	Date Certain Election: For all deferrals for the ____ annual performance period, I elect payment on the last day of ________ (month) ________ (year), or
☐	Separation from Service: For all deferrals for the ____ annual performance period, I elect payment only upon a Separation from Service, or
☐	I elect payment on earlier of the last day of _______ (month) ________ (year) or upon a Separation from Service.
•	Method of Distribution (select one):
☐	Monthly installments over _______ years (minimum of 2, maximum of 15).
☐	Lump-sum.

The elections specified above (if any) will continue in effect for future annual performance periods until revoked.

Date:

Signature

Print Name

EXHIBIT B-3

Deferred Compensation Plan for Executives
of Midland States Bancorp, Inc.
(Effective November 8, 2018)

BENEFICIARY DESIGNATION FORM

Pursuant to the Deferred Compensation Plan For Executives of Midland States Bancorp, Inc., effective November 8, 2018 (the “Plan”), a copy of which I have in my possession and have read, I hereby designate the following persons as my beneficiaries to receive all amounts held for me under the Plan which have not been paid to me at the date of my death:

Primary Beneficiary(ies):

Name: Name:

Relationship: Relationship:

Percentage: Percentage:

Secondary Beneficiary(ies)

Name: Name:

Relationship: Relationship:

Percentage: Percentage:

The designation of beneficiaries specified above (if any) will continue in effect for future years until revoked.

Date:

Signature

Print Name

EXHIBIT B-4

Deferred Compensation Plan for Executives
of Midland States Bancorp, Inc.
(Effective November 8, 2018)

REQUEST FOR HARDSHIP WITHDRAWAL

Pursuant to the Deferred Compensation Plan For Executives of Midland States Bancorp, Inc., effective November 8, 2018 (the “Plan”), a copy of which I have in my possession and have read, I hereby request a hardship withdrawal from the balance in my Deferred Compensation Account relative to the _______ Plan Year in the amount of $________________ as a result of the occurrence of an Unforeseeable Emergency, as more particularly described on the page attached hereto.

Date:

Signature

Print Name

EXHIBIT B-5

Deferred Compensation Plan for Executives
of Midland States Bancorp, Inc.
(Effective November 8, 2018)

RE-DEFERRAL ELECTION FORM

Pursuant to the Deferred Compensation Plan For Executives of Midland States Bancorp, Inc., effective November 8, 2018 (the “Plan”), a copy of which I have in my possession and have read, I hereby elect the following actions with respect to amounts that I have previously deferred under the Plan. Unless the context clearly requires otherwise, capitalized terms herein shall have the same meanings as ascribed to them under the Plan.

Previous Deferral Election:

•	This Re-Deferral Election is made with respect to (select only one):
☐	Salary otherwise payable to me for the 20____ Plan Year
☐	Annual Bonus otherwise earned by me during the ____ annual performance period
•	With respect to the Salary or Annual Bonus identified above, I originally elected to receive such deferrals:
☐	In the form of (select only one):
☐	monthly installments over _______ years, or
☐	a lump sum
☐	With such payment originally scheduled to commence (select only one):
☐	Date Certain Election: On the last day of ________ (month) ________ (year), or
☐	Upon a Separation from Service, or
☐	Upon the earlier of the last day of _______ (month) ________ (year) or a Separation from Service.

Re-Deferral Election:

•	In the form of (select only one):
☐	monthly installments over _______ years, or
☐	a lump sum
•	With such payment re-deferred until (select only one):
☐	Date Certain Election (must be at least five (5) years later than originally elected Date Certain Election identified above): On the last day of ________ (month) ________ (year), or
☐	Five (5) years after my Separation from Service, or
☐	Upon the earlier of the last day of _______ (month) ________ (year) (any new specified date must be at least five (5) years later than the originally elected date) or a Separation from Service, or
☐	(Available only in limited circumstances) Upon the later of five years following a Separation from Service or the last day of _______ (month) ________ (year)

[Signature page follows]

By signing below, I acknowledge that: (i) this Re-Deferral Election Form is being executed by me at least twelve (12) months prior to the time I would otherwise be entitled to receive the Salary or Annual Bonus identified above; (ii) this Re-Deferral Election Form will not take effect until the date that is twelve (12) months after this Re-Deferral Election Form has been executed and presented to the Plan administrator; and (iii) if I have incorrectly completed this Re-Deferral Form, the Plan administrator has no obligation to accept it as an effective Re-Deferral Election. I further acknowledge and agree that this Re-Deferral Election will not be effective until acknowledged and accepted by Human Resources at Midland States Bancorp, Inc.

You must attach a copy of your originally submitted Deferred Compensation Election Form to this Re-Deferral Election Form.

Date:

Signature

Print Name

Acknowledged and accepted by Human Resources at Midland States Bancorp, Inc.

Date:

Signature

Print Name